EXCLUSIVE LICENSE AND REVENUE SHARING AGREEMENT

THIS AGREEMENT effective February 3rd, 2012 is entered into by and between GT Entertainment Ltd. a British Columbia company, (“GT”), Martin Fletcher (“Fletcher”), Mark Watkins (“Watkins”), Global Karaoke Network, Inc. a Delaware corporation (“GKNI”), and Far East Global Trading Ltd. (“Far East”). The parties, intending to be legally bound, agree as follows:

SECTION 1 – LICENSING AND OPERATIONS

1.1 Grant of Exclusive License. For the term of this Agreement, GT, Fletcher, and Watkins hereby grants to GKNI an exclusive world-wide license to access, use, market and promote the Internet website www.meandmic.com, which owned and controlled by GT (the “Website”), and to use all patents, trademarks, copyrights, inventions, trade secrets, and know-how related to or comprising the Website (the “GT Intellectual Property”) in furtherance of such activities.

1.2 Operation of Website. For the term of this Agreement, GT shall be responsible for the continuing operation of the Website and all costs and expenses necessarily incurred therein. GT shall continue to maintain and operate the Website and shall prepare and administer all updates, programming changes, and all necessary maintenance and upgrades of the servers and other hardware necessary for its continued operation.

1.3 Website Promotion and Development. During the term of this Agreement, GKNI agrees to use its best efforts to market and promote the Website and shall give such assistance, advice and consultation to GT concerning development and improvement of the Website as it is able. All Intellectual Property developed by GT, Fletcher, Watkins, GKNI or their affiliates during the term of this Agreement relating directly to the Website shall be the sole and exclusive property of GT, but shall be included within the scope of the license granted hereunder to GKNI.

1.4 Division of Gross Revenue. During the term of this Agreement, the Parties agree to divide the gross revenues generated by the Website such that:

•	twenty percent (20%) of all gross revenues shall be retained by GT;
•	eighteen percent (18%) of all gross revenues shall be paid to Far East; and
•	sixty-two percent (62%) of all gross revenues generated by the Website shall be paid to GKNI.

“Gross revenue” as used herein shall mean all revenue generated by the Website, less any required payments to music publishers and providers. In the case of contests or similar events featuring revenue sharing amongst the participants, “gross revenue” as used herein shall refer only to GT’s allocated share of entry fees or other revenue from such contests or similar events.

1.5 Accounting and Dispersal. Within fifteen (15) business days following the end of each calendar quarter after the date of this Agreement, GT shall provide GKNI and Far East with statements showing the gross revenue generated by the website during the preceding quarter. Within ten (10) business days following GT’s production of such quarterly statements, GT disburse to GKNI its sixty-two percent (62%) share of such gross revenues and shall disburse to Far East its eighteen percent (18%) share of such gross revenues.

1.6 GT Employees. All current and future independent contractors of GT shall, during the term of this Agreement, continue to be deemed solely the independent contractors of GT. GT shall continue to have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to its current and future independent contractors and employees, whether pursuant to any social security, unemployment insurance, worker’s compensation law or other federal, state or local law now in force and effect hereafter enacted.

1.7 Term of Agreement. The initial term of this Agreement shall be five (5) years from the date hereof, renewable upon mutual written agreement of the parties.

1.8 Allocation of Website Members. All rights to the individual subscriptions, membership agreements, or similar arrangements regarding the Website generated on or after the date of this Agreement shall, following any termination of this agreement, remain the sole property of GKNI.

1.9 Noncompetition, Non-solicitation, and Non-disparagement

(a) Noncompetition. During the term of this Agreement and for a period of two (2) years after any termination of this Agreement, GT, Fletcher, and Watkins shall not, anywhere in the world, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any person engaged in or planning to become engaged in the same or a substantially similar business as that conducted or proposed to be conducted through the Website, provided, however, that GT, Fletcher, and Watkins may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any person (but may not otherwise participate in the activities of such person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

(b) Nonsolicitation. During the term of this Agreement and for a period of two (2) years after any termination of this Agreement, GT, Fletcher, and Watkins shall not directly or indirectly:

(i) solicit the business of any person who is a customer or subscriber of GKNI or the Website;

(ii) cause, induce or attempt to cause or induce any customer, subscriber, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of GKNI or the Website to cease doing business with GKNI or the Website, to deal with any competitor of GKNI or the Website, or in any way interfere with its relationship with GKNI or the Website; or

(iii) hire, retain or attempt to hire or retain any employee or independent contractor of GKNI or the Website or in any way interfere with the relationship between GKNI or the Website and any of its employees or independent contractors.

(c) Nondisparagement. On or after the date of this Agreement, GT, Fletcher, and Watkins will not disparage GKNI or the Website or any of GKNI’s shareholders, directors, officers, employees or agents.

SECTION 2 – ASSET PURCHASE OPTION AND RIGHT OF FIRST REFUSAL

2.1 Asset Purchase Option. At any time during the term of this Agreement and up to thirty (30) days following the expiration of this Agreement, GKNI shall have the exclusive option to acquire all of the assets related to the Website, including the Website and the GT Intellectual Property for a purchase price of five million dollars $5,000,000. Such purchase price may, at the sole option of GKNI, be paid by issuance to GT of shares of common stock in GKNI having a value of $5,000,000. The value per share issued in payment of such purchase price shall be deemed to be twenty-five percent (25%) of the Market Price (as defined herein) of GKNI’s common stock at the time of the closing of the purchase transaction.

“Market Price” means the average of the Trading Prices (as defined below) for GKNI’s common stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the closing of the purchase transaction. “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service mutually acceptable to GT and GKNI (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for GKNI’s common stock, the closing bid price of such stock on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by GT and GKNI. “Trading Day” shall mean any day on which GKNI’s common stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which GKNI’s common stock is then being traded.

2.2 Right of First Refusal. If GKNI does not exercise the option set forth in Section 2.1 of this agreement it shall, for a period of six (6) months following the expiration of the initial term of this Agreement, have a right of first refusal for the purchase all of the assets related to the Website, including the Website and the GT Intellectual Property. If, during such six (6) month period, GT receives an offer to purchase all or substantially all of the assets related to the Website from any third party and it desires to accept such offer, GT shall give prompt written notice of such offer and its intention to accept the offer to GKNI. Upon receipt of such notice, GKNI shall have the right, upon written notice given within fifteen (15) days, to purchase such assets of GT on terms substantially similar to those offered by the third party.

SECTION 4 – REPRESENTATIONS AND WARRANTIES OF GT

GT hereby represents and warrant to GKNI as follows:

4.1 Organization. GT (i) is duly organized, validly existing and in good standing (or its equivalent) under the laws of the Province of British Columbia, Canada, (ii) has all licenses, permits, authorizations and other consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted. GT is duly qualified or authorized to conduct business and is in good standing (or its equivalent) as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary.

4.2 Authorization; Validity of Agreement. GT has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by GT of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of GT and no other action on the part of GT or any of its stockholders or subsidiaries is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by GT and is a valid and binding obligation of GT, enforceable against GT in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by GT nor the consummation of the transactions contemplated hereby will (i) violate any provision of its certificate of incorporation or by-laws; (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require the consent of or result in the creation of any encumbrance upon any of the properties of GT or any of its subsidiaries under any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument (collectively, “Contract”) to which GT or any its subsidiaries or any of their respective properties may be bound; (iii) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity by or with respect to GT or any of its subsidiaries; or (iv) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to GT or any of its subsidiaries or any of their respective properties or assets.

4.4 Litigation. There is no action pending or, to the knowledge of GT, threatened, involving GT or its subsidiaries or affecting any of the officers, directors or employees of GT or its subsidiaries with respect to GT’s or any subsidiary’s business by or before any governmental entity or by any third party that has had or could reasonably be expected to have a material adverse effect on GT or the Website and neither GT nor any of its subsidiaries have received written notice that any such action is threatened. Neither GT nor any of its subsidiaries is in default under any judgment, order or decree of any governmental entity applicable to its business.

4.5 Contracts.

(a) GT is not in violation or breach of any material contract, except such violations that, in the aggregate, would not result in, or would not reasonably be expected to result in, a material adverse effect on GT or the Website. There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any material Contract on the part of GT or, to the knowledge of GT, any other party thereto or would permit the modification, cancellation or termination of any material Contract or result in the creation of any lien upon, or any person acquiring any right to acquire, any assets of GT, other than any events or conditions that, in the aggregate would not result in, or would not reasonably be expected to result in, a material adverse effect on GT or the Website. GT has not received in writing any claim or threat that GT has breached any of the terms and conditions of any material Contract, other than any material Contracts the breach of which, in the aggregate, would not result in, or would not reasonably be expected to result in, a material adverse effect on GT or the Website.

(b) The consent of, or the delivery of notice to or filing with, any party to a material contract is not required for the execution and delivery by GT of this Agreement or the consummation of the transactions contemplated under the Agreement.

4.6 Copyrights and Other Intangible Assets.

(a) To the knowledge of GT, GT (i) owns or has the right to use, pursuant to a valid license, sublicense, agreement, or permission, free and clear of all liens, all copyrights, patents, trademarks, service marks, trade names, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business and the Website as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing.

(b) To the knowledge of GT, GT owns and has the right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors (collectively, “Intellectual Property”) required for or incident to the development and operation of the Website, free and clear of any right, lien or claim of others. All GT Intellectual Property can and will be licensed by GT to the GKNI upon the terms of this Agreement without the consent of any Person other than GT.

4.7 Title to Property and Encumbrances. GT has good and valid title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens except such ordinary and customary imperfections of title, restrictions and encumbrances as do not in the aggregate constitute a material adverse effect on GT or the Website.

SECTION 5 – REPRESENTATIONS AND WARRANTIES OF GKNI

GKNI hereby represents and warrants to GT as follows:

5.1 Organization. GKNI (i) is duly organized, validly existing and in good standing (or its equivalent) under the laws of the State of Delaware, (ii) has all licenses, permits, authorizations and other consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted. GKNI is duly qualified or authorized to conduct business and is in good standing (or its equivalent) as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary.

5.2 Authorization; Validity of Agreement. GKNI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by GKNI of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of GKNI and no other action on the part of GKNI or any of its stockholders or subsidiaries is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by GKNI and is a valid and binding obligation of GKNI, enforceable against GKNI in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by GKNI nor the consummation of the transactions contemplated hereby will (i) violate any provision of its certificate of incorporation or by-laws; (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require the consent of or result in the creation of any encumbrance upon any of the properties of GKNI or any of its subsidiaries under any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument (collectively, “Contract”) to which GKNI or any its subsidiaries or any of their respective properties may be bound; (iii) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity by or with respect to GKNI or any of its subsidiaries; or (iv) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to GKNI or any of its subsidiaries or any of their respective properties or assets.

5.4 Litigation. There is no action pending or, to the knowledge of GKNI, threatened, involving GKNI or its subsidiaries or affecting any of the officers, directors or employees of GKNI or its subsidiaries with respect to GKNI’s or any subsidiary’s business by or before any governmental entity or by any third party that has had or could reasonably be expected to have a material adverse effect on GKNI, and neither GKNI nor any of its subsidiaries have received written notice that any such action is threatened. Neither GKNI nor any of its subsidiaries is in default under any judgment, order or decree of any governmental entity applicable to its business.

5.5 Contracts.

(a) GKNI is not in violation or breach of any material contract, except such violations that, in the aggregate, would not result in, or would not reasonably be expected to result in, a material adverse effect on GKNI. There does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any material Contract on the part of GKNI or, to the knowledge of GKNI, any other party thereto or would permit the modification, cancellation or termination of any material contract or result in the creation of any lien upon, or any person acquiring any right to acquire, any assets of GKNI, other than any events or conditions that, in the aggregate would not result in, or would not reasonably be expected to result in, a material adverse effect on GKNI. GKNI has not received in writing any claim or threat that GKNI has breached any of the terms and conditions of any material contract, other than any material contracts the breach of which, in the aggregate, would not result in, or would not reasonably be expected to result in, a material adverse effect on GKNI.

(b) The consent of, or the delivery of notice to or filing with, any party to a material contract is not required for the execution and delivery by GKNI of this Agreement or the consummation of the transactions contemplated under the Agreement.

5.6 SEC Reporting and Compliance.

(a)                GKNI has timely filed with the Securities and Exchange Commission (“the Commission”) all registration statements, proxy statements, information statements and reports required to be filed by GKNI pursuant to the Securities Exchange Act of 1934 (collectively, the “GKNI SEC Documents”). GKNI has not filed with the Commission a certificate on Form 15 pursuant to the Exchange Act.

(b)               To the knowledge of GKNI, none of the GKNI SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. Each of the GKNI SEC Documents has complied, in all material respects, with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as the case may be. Each of the financial statements (including, in each case, any related notes), contained in the GKNI SEC Documents, complied, as of its respective filing date, in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.

SECTION 6 – INDEMNIFICATION AND RELATED MATTERS

6.1 Indemnification. GT shall indemnify and hold harmless GKNI, and GKNI shall indemnify and hold harmless GT, (collectively, the “Indemnified Parties”), and shall reimburse the Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”) arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties made in this Agreement or in any disclosure schedule thereto, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure to perform or comply in any material respect with any covenant or agreement in this Agreement, (c) taxes attributable to any transaction or event occurring on or prior to the date of this Agreement, or (d) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the respective parties prior to the date hereof.

6.2 Survival. All representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the termination of the initial term of this Agreement.

6.3 Notice of Claims.

(a) If an Indemnified Party shall assert a claim for indemnification pursuant to Section 6.1, such Indemnified Party shall submit to the indemnitor a written claim stating: (i) that an Indemnified Party incurred or reasonably believes it may incur Damages and the amount or reasonable estimate thereof of any such Damages; and (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of this Agreement alleged as the basis or bases for the claim.

(b) In the event that any action, suit or proceeding is brought against any Indemnified Party with respect to which a party may have liability under this Section 6, the indemnitor shall have the right, at its cost and expense, to defend such action, suit or proceeding in the name and on behalf of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to retain its own counsel, with fees and expenses paid by indemnitor, if representation of the Indemnified Party by counsel retained by the indemnitor would be inappropriate because of actual or potential differing interests between indemnitor and the Indemnified Party. In connection with any action, suit or proceeding subject to this Section 6, the parties agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, suit or proceeding. An indemnitor shall not, without the prior written consent of the applicable Indemnified Parties, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or demand if such settlement or compromise does not include an irrevocable and unconditional release of such Indemnified Parties for any liability arising out of such claim or demand.

SECTION 7 – ISSUANCE OF SHARES TO GT

7.1 Share Issuance. Upon execution and delivery of this Agreement, and in consideration for the rights granted to GKNI hereunder, GKNI shall issue and delivery to GT 91,200,000 shares of common stock in GKNI (the “Shares”). The Shares shall be validly issued from GKNI’s authorized common stock and, upon issuance to GT, shall be fully paid, validly issued, non-assessable shares of common stock in GKNI.

7.2 Private Offering. The Parties understand that the common shares of GKNI to be issued and delivered to GT pursuant to the terms of this Agreement will not be registered under the Securities Act, but will be issued in reliance upon exemptions available for private transactions, and that each is relying upon the truth and accuracy of the representations of GT set forth herein. Each certificate representing common shares of Purchaser in the name of Seller pursuant to the terms of this Agreement shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

7.3 Representations and Warranties of GT Regarding the Shares. With regard to its acquisition of the Shares, GT hereby makes the following acknowledgments, representations and warranties:

7.3.1 Investment Intent. GT is acquiring the Shares for investment solely for its own account and not with a present view to any distribution, transfer or resale to others, including any “distribution” within the meaning of Securities Act of 1933, as amended, (the “Securities Act”). GT understands that the Shares have not and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of its representations made herein.

7.3.2 Financial Ability. GT is financially able to bear the economic risks of an investment in GKNI and has no need for liquidity in this investment. GT is financially able to suffer a complete loss of this investment.

7.3.3 Experience. GT and its officers, directors, and shareholders have such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to that evidenced by the Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting his own interests in connection with, the acquisition of the Shares.

7.3.4 Limited Public Market. GT understands that only a limited public market now exists for the common stock of GKNI and that GKNI has made no assurances that an active market will ever exist for GKNI’s securities.

7.3.5 Reliance for Exemptions. GT understands that the Shares are being issued to it pursuant to exemptions from the registration requirements of federal and applicable state securities laws and acknowledges that he is relying upon the investment and other representations made herein as the basis for such exemptions.

SECTION 8 – NOTICES

All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to GT:

GT Entertainment Ltd.

Attn: Mark Watkins

424 – 3rd Avenue

New Westminster, B.C. Canada

V3L 1M7

If to Fletcher:

Martin Fletcher

1411 B – 8th Avenue

Calgary, A.B. Canada

T2G 0N1

If to Watkins:

Mark Watkins

424 – 3rd Avenue

New Westminster, B.C. Canada

V3L 1M7

If to GKNI:

Global Karaoke Network, Inc.

Attn: Jason Sakowski, President

1114 17th Ave., Suite 105

Nashville, TN 37212

If to Far East:

Far East Global Trading Ltd.

3/F Jonsim Place

228 Queen's Rd East

Wanchai

HONGKONG

SECTION 9 – MISCELLANEOUS

9.1 Amendments. Subject to applicable law, this Agreement may be amended or modified by the parties hereto only by written agreement executed by each party to be bound thereby and delivered by duly authorized officers of the parties hereto.

9.2 Entire Agreement. This Agreement and the exhibits attached hereto or referred to herein constitute the entire agreement of the parties hereto, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof and thereof.

9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to amend or modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.4 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written approval of all parties.

9.5 No Third Party Beneficiaries. Nothing herein expressed or implied shall be construed to give any person other than the parties hereto (and their successors and assigns as permitted herein) any legal or equitable rights hereunder.

9.6 Counterparts; Delivery by Facsimile. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

9.7 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of law principles.

9.8 Interpretation.

(a)                When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

(b)               Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)                The words “hereof”, “hereby”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d)               The word “subsidiary” shall mean any entity of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such entity is owned, directly or indirectly by another entity or person.

(e)                The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(f)                A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto, unless the context requires otherwise.

(g)               The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

Global Karaoke Network, Inc.

By:	/s/ Jason Sakowski
Name:	Jason Sakowski
Title:	President & CEO

GT Entertainment Ltd.

By:	/s/ Mark Watkins
Name:	Mark Watkins
Title:	President

By:	/s/ Martin Fletcher
Name:	Martin Fletcher
Title:	CEO

Far East Global Trading, Ltd.

By:	/s/ Corserve S.A.
Name:	Corserve S.A.
Title:	Sole Corporate Director